Exhibit 99.1

FOR FURTHER INFORMATION:

AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Frank Straub	Leslie Loyet
Chief Financial Officer	(312) 640-6672
(773) 380-6636

FOR IMMEDIATE RELEASE

TUESDAY, APRIL 14, 2009

DEERFIELD CAPITAL CORP. ANNOUNCES

NEW VENTURE WITH PEGASUS CAPITAL ADVISORS L.P.

CHICAGO, April 14, 2009 — Deerfield Capital Corp. (NYSE AMEX: DFR) (“DFR”) announced today that it has entered into a new investment venture with Pegasus Capital Advisors L.P. (“Pegasus”). Under the management of Deerfield Capital Management LLC (“DCM”), DFR’s investment management subsidiary, Pegasus and DFR have committed to invest $75 million and $15 million, respectively, primarily in corporate bank loans and other senior secured corporate loans that DCM and Pegasus believe are priced at attractive levels.

Commenting on the new venture, Jonathan Trutter, DFR’s chief executive officer, said, “Our partnership with Pegasus is indicative of our belief that the current market environment provides an unprecedented opportunity to purchase high quality loan assets at extremely low prices.  We believe that DCM’s long track record and experience in investing in the bank loan market combined with Pegasus’ diverse operating advisor industry knowledge and substantial credit underwriting experience will produce attractive risk-adjusted returns.”

Commenting on the relationship with DFR, Craig Cogut, Pegasus’ Founder and Co-Managing Partner, stated, “We view the well-regarded DCM fixed income platform as a dynamic way to cautiously access the unusually attractive investment opportunities created by the dislocation of global financial markets.”  Rodney Cohen, Pegasus Co-Managing Partner, indicated, “The diverse industry experience of the Pegasus staff and partners combined with the bank loan experience of DCM is extremely powerful.  We look forward to working with DCM to create exceptional value for our investment.”

DCM, an alternative asset manager noted for its expertise in bank loan investing, has over $10.4 billion in assets under management including over $4.2 billion in loan assets under management (as of March 1, 2009).

Pegasus is a U.S.-based private equity fund manager that provides capital to middle market companies across a wide variety of industries. Pegasus currently manages over $1.8 billion in assets through several private equity funds and has made more than 70 investments since its inception.

About the Company

DFR, through its subsidiary, DCM, manages client assets, including bank loans and other corporate debt, residential mortgage backed securities, government securities and asset-backed securities. In addition, DFR has a principal investing portfolio comprised of fixed income investments, including bank loans and other corporate debt and residential mortgage backed securities.

NOTES TO PRESS RELEASE

Certain statements in this press release are forward-looking as defined by the Private Securities Litigation Reform Act of 1995.  These include statements regarding future results or expectations.  Forward-looking statements can be identified by forward looking language, including words such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “plans,” “projects,” “will” and similar expressions, or the negative of these words.  Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made.  Forward-looking statements are also based on predictions as to future facts and conditions, the accurate prediction of which may be difficult and involve the assessment of events beyond the control of Deerfield Capital Corp. and its subsidiaries (DFR).  Forward-looking statements are further based on various operating assumptions, including, but not limited to, the assumption that the $90 million of capital commitments will be funded as anticipated.  Caution must be exercised in relying on forward-looking statements.  Due to known and unknown risks, including the risk that the assumptions on which the forward-looking statements are based prove to be inaccurate, actual results may differ materially from expectations or projections.  Readers of this press release are cautioned to consider these risks and uncertainties and not to place undue reliance on any forward-looking statements.  DFR does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to matters discussed in this press release, except as may be required by applicable securities laws.

For more information, please go to the company website, at www.deerfieldcapital.com.